Exhibit 99.1



Press Release                                          FOR IMMEDIATE RELEASE
                                                       _____________________




                      PEOPLES COMMUNITY BANCORP, INC.
                  ANNOUNCES DECLARATION OF QUARTERLY CASH
                                 DIVIDEND


     Cincinnati, Ohio (December 7, 2006) - Peoples Community Bancorp, Inc. (NASDAQ:PCBI), parent of Peoples Community Bank, West Chester, Ohio, announced today that its Board of Directors declared a quarterly cash dividend of $.15 per share on the common stock of the Company. The dividend is payable on December 30, 2006 to stockholders of record at the close of business on December 18, 2006.

     Peoples Community Bancorp, Inc. is a multi-bank holding company. It currently operates nineteen full service offices in Butler, Hamilton and Warren Counties, Ohio and also Dearborn and Ohio Counties, Indiana. At September 30, 2006, Peoples Community Bancorp, Inc. had $1.1 billion in assets and $90.5 million of stockholders' equity.


Contacts:

Thomas J. Noe, Investor Relations
Telephone: (513) 870-3530
E-Mail:  tnoe@pcbionline.com




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